Moody National REIT II, Inc. 8-K

Exhibit 10.3

ENVIRONMENTAL INDEMNITY

This ENVIRONMENTAL INDEMNITY (this “Agreement”) is given as of this 27th day of September, 2017 by the Indemnitors (as hereinafter defined) pursuant to the terms and conditions of a certain Term Loan Agreement by and among MOODY NATIONAL OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (“Borrower”), KeyBank National Association, a national banking association, having an address at 1200 Abernathy Road NE, Suite 1550, Atlanta, Georgia 30328, and the other lending institutions which become parties to the Loan Agreement (KeyBank National Association and the other lending institutions which become parties to the Loan Agreement are collectively referred to as the “Lenders” and individually as the “Lender”), and KeyBank National Association, a national banking association, as agent on behalf of the Lenders (hereinafter called the “Agent”) (hereinafter, as same may be amended, restated, renewed, replaced or otherwise modified, the “Loan Agreement”).

As used herein:

A.

The term “Environmental Laws” shall mean all applicable past (which have current effect), present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any legally binding judicial or administrative interpretations thereof, and the legally binding requirements of any Governmental Authority or authority having jurisdiction with respect thereto, applicable to pollution, the regulation or protection (with respect to exposure to Hazardous Substances) of the environment, the health and safety of persons and property (with respect to exposure to Hazardous Substances) and shall include, but not be limited to, all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to the existence, use, discharge, release, containment, transportation, generation, storage, management or disposal thereof, or otherwise regulating or providing for the protection of the environment applicable to the Property and relating to Hazardous Substances or the existence, use, discharge, release or disposal thereof. Environmental Laws presently include, but are not limited to, the following laws: Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), the Public Health Service Act (42 U.S.C. §300(f) et seq.) , the Pollution Prevention Act (42 U.S.C. §13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Clean Water Act (33 U.S.C. §1251 et seq.), The Federal Clean Air Act (42 U.S.C. §7401 et seq.), and the applicable laws and regulations of each State in which any Property is located.

B.

The term “Hazardous Substances” shall mean and include (i) asbestos, toxic mold, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde; (ii) chemicals, gases, solvents, pollutants or contaminants that could be a detriment or pose a danger to the environment or to the health or safety of any person; and (iii) any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, by-laws, rules, regulations, codes or ordinances or any legally binding judicial or administrative interpretation thereof in concentrations which violate Environmental Laws.

C.

The term “Property” shall mean, collectively, each property as more particularly described on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time, and shall also include any other tangible property in which Agent now or hereafter receives a mortgage or security interest in connection with the Loan.

D.

The term “Surrounding Property” shall mean any property located within close proximity of the perimeter of the Property.

E.

The term “Indemnitors” shall mean, individually and collectively, and jointly and severally, Moody National Operating Partnership II, LP, a Delaware limited partnership, Moody National REIT II, Inc. a Maryland corporation, MN REIT II TRS, Inc., a Delaware corporation, Moody National 1 Polito Lyndhurst Holding, LLC, Moody National International-Fort Worth Holding, LLC, MN Lyndhurst Venture, LLC, and MN Fort Worth Venture, LLC.

1

F.

The term “Indemnified Party” shall mean: (i) Agent and each of the Lenders; (ii) all those claiming by, through or under Agent or any Lender, including any subsequent holder of the Loan and any present or future owner of a participation interest therein; and (iii) as to each of the foregoing, their respective affiliate, parent and subsidiary corporations, and, as applicable, the respective officers, directors, stockholders, agents, employees, accountants and attorneys of any one or more of them, and any person firm or entity which controls, is controlled by, controlling, or under common control with, any one or more of them.

G.

The term “Environmental Enforcement Action” shall mean all actions, orders, requirements or liens instituted, threatened, required, completed, imposed or placed by any Governmental Authority and all claims made or threatened by any other person against or with respect to the Property or any Surrounding Property, or any present or past owner or occupant thereof, arising out of or in connection with any of the Environmental Laws, any environmental condition, or the assessment, monitoring, clean-up containment remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Substances (i) located on or under the Property or any Surrounding Property, (ii) emanating from the Property or any Surrounding Property, or (iii) generated, stored, transported, utilized, disposed, managed, or released by any Indemnitor (whether or not on, under or from the Property or the Surrounding Property).

H.

The terms “generated,” “stored,” “transported,” “utilized,” “disposed,” “managed,” “released” and “threat of release,” and all conjugates thereof, shall have the meanings and definitions set forth in the Environmental Laws.

I.

The term “Environmental Reports” shall mean the reports identified on Exhibit B which is annexed hereto and made a part hereof.

J.

All other capitalized terms used in this Agreement which are not otherwise specifically defined herein shall have the same meaning herein as in the Loan Agreement.

FOR VALUE RECEIVED, and to induce Agent and the Lenders to grant the Loan and extend credit to Borrower as provided for in the Loan Agreement and the other Loan Documents, Indemnitors hereby unconditionally agree as follows:

1.

Compliance with Environmental Laws.

1.1

Compliance. Until such time as all monetary Obligations of each Borrower with respect to the Loan have been paid in full, Indemnitors guaranty and agree that each Borrower, or the other Indemnitors on behalf of such Borrower, shall comply in all material respects with all applicable Environmental Laws and that each Borrower, or the other indemnitors on behalf of such Borrower, shall take all remedial action necessary to avoid any liability of such Borrower, Agent, Lenders or any Indemnified Party, and to avoid the imposition of, or to discharge, any liens on the Property resulting from any failure to comply with Environmental Laws applicable to the Property.

1.2

Prohibitions. Without limitation upon the generality of foregoing, Indemnitors and each of them agree that they shall not:

(a)

release or permit any release or threat of release of any Hazardous Substances on the Property except in compliance with Environmental Laws;

(b)

except in compliance with all Environmental Laws, generate or permit any Hazardous Substances to be generated on the Property;

(c)

except in compliance with all Environmental Laws, store, or utilize, or permit any Hazardous Substances to be stored or utilized on the Property;

(d)

except in compliance with all Environmental Laws dispose of or permit any Hazardous Substances to be disposed of on the Property; and

(e)

fail to operate, maintain, repair and use the Property in compliance with Environmental Laws; or

(f)

allow, permit or suffer any other person or entity to operate, maintain, repair and use the Property except in compliance with Environmental Laws.

2.

Notice of Conditions. Indemnitors shall provide Agent with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions: (i) whether or not caused by any of Indemnitors, the presence, or any release or threat of release, of any Hazardous Substances on, under or from the Property, or any Surrounding Property in violation of Environmental Laws; (ii) any Environmental Enforcement Action instituted or threatened with respect to the Property; or (iii) any condition or occurrence on the Property, or any Surrounding Property, that may constitute a violation of Environmental Laws with respect to the Property.

3.

Indemnitors’ Agreement to take Remedial Actions.

3.1

Remedial Actions. Upon any of Indemnitors becoming aware of the violation of any Environmental Law related to the Property, or the presence, or any release or any threat of release, of any Hazardous Substances on, under, or from the Property or any Surrounding Property, whether or not caused by any of Indemnitors, Indemnitors shall, subject to the rights to contest set forth in Section 6, immediately take all actions: (A) to prevent, cure or eliminate any such violation of any such Environmental Law and, where applicable, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Property and, (B) to the extent that the presence of any Hazardous Substances on the Surrounding Property originated on, under, or from the Property, or constitutes a danger to the Property, as (i) are required pursuant to any Environmental Laws or by any Governmental Authority; and (ii) may otherwise be advisable and reasonably requested by Agent consistent with applicable Environmental Laws.

3.2

Security For Costs. If the potential costs associated with the actions required in Section 3.1, the release of any lien against the Property, and the release or other satisfaction of the liability, if any, of any of Indemnitors with respect to the Property arising under or related to any of the Environmental Laws or any Environmental Enforcement Action are determined by Agent, in good faith, to exceed $100,000, Agent shall have the right to require Indemnitors to provide, and Indemnitors shall provide, within thirty (30) days after written request therefor, a bond, letter of credit or other similar financial assurance, in form and substance satisfactory to Agent, in its good faith judgment, evidencing to Agent’s reasonable satisfaction that the necessary financial resources will be unconditionally available to pay for all of the foregoing.

3.3

Environmental Assessments. Agent shall have the right to require Indemnitors, at their own cost and expense, to obtain a professional environmental assessment of the Property in form and substance reasonably acceptable to Agent and sufficient in scope to comply with the requirements of Section 4 upon the occurrence of any one or more of the following events: (i) an Event of Default; or (ii) upon receipt of any notice of any of the conditions specified in Section 2 of this Agreement.

4.

Agent’s Rights to Inspect the Property and Take Remedial Actions.

4.1

Agent’s Rights. Agent may exercise its rights and remedies under this Section 4 only upon and during the existence of one or more of the following events or conditions: (i) an Event of Default has occurred; (ii) an Indemnified Party, or an affiliate thereof, has taken possession of all or some portion of the Property based upon an Event of Default; (iii) an Indemnified Party, or an affiliate thereof, has acquired title to all or some portion of the Property by virtues of foreclosure or deed in lieu of foreclosure; or (iv) a claim has been asserted against an Indemnified Party for which indemnification is provided in this Agreement, but none of Indemnitors has undertaken and is continuing to pursue commercially reasonable efforts to remediate, defend and otherwise indemnify any such Indemnified Party and to provide such Indemnified Party with reasonable assurances of such Indemnitor’s ability, financially and otherwise, to satisfy Indemnitors’ obligations. In any of such events Agent shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Property and to expend funds to:

4.1.1

Assessments. Cause one or more environmental assessments of the Property to be undertaken, if Agent in its reasonable discretion determines that such assessment is appropriate. Such environmental assessments may include, without limitation, (i) detailed visual inspections of the Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of samples of soils and surface and sub-surface water; (iii) the performance of soils and ground water analysis; and (iv) the performance of such other investigations or analysis as are necessary or appropriate and consistent with sound professional environmental engineering practice and are reasonably necessary for Agent to obtain a complete assessment of the compliance of the Property and the use thereof with all Environmental Laws and to make a determination as to whether or not there is any risk of contamination (x) to the Property resulting from Hazardous Substances originating on, under, or from any Surrounding Property or (y) to any Surrounding Property resulting from Hazardous Substances originating on, under, or from the Property;

4.1.2

Cure. Cure any breach of the representations, warranties, covenants and conditions made by or imposed upon Indemnitors under this Agreement including without limitation any violation by any of Indemnitors, or by the Property owner, or by any other occupant, prior occupant or prior owner thereof, of any of the Environmental Laws applicable to the Property;

4.1.3

Prevention and Precaution. Take all actions as are necessary to (i) prevent the migration of Hazardous Substances on, under, or from the Property to any other property; (ii) clean-up, contain, remediate or remove any Hazardous Substances on, under, or from any other property which Hazardous Substances originated on, under, or from the Property; or (iii) prevent the migration of any Hazardous Substances on, under, or from any other property to the Property;

4.1.4

Environmental Enforcement Actions. Comply with, settle, or otherwise satisfy any Environmental Enforcement Action against any Indemnitor including, but not limited to, the payment of any funds or penalties imposed by any Governmental Authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Property; and

4.1.5

General. Comply with, settle, or otherwise satisfy any Environmental Law and correct or abate any environmental condition on, or which threatens, the Property and which could cause damage or injury to the Property or the Surrounding Property or to any person.

4.2

Recovery of Costs. Any reasonable amounts paid or advanced by Agent or any Lender and all reasonable costs and expenditures incurred in connection with any action taken pursuant to the terms of this Agreement, including but not limited to environmental consultants’ and experts’ fees and expenses, attorneys, fees and expenses, court costs and all costs of assessment monitoring clean-up, containment, remediation, removal and restoration, with interest thereon if not paid within ten (10) days after demand shall be a demand obligation of Indemnitors to Agent and, to the extent not prohibited by law (and so long as any Mortgage remains undischarged of record), shall be added to the obligations secured by each such Mortgage when paid by Agent or any Lender and shall be secured by the lien of each Mortgage and the other Security Documents as fully and as effectively and with the same priority as every other obligation secured thereby.

4.3

Agent and the Lenders Not Responsible. The exercise by Agent or any Lender of any one or more of the rights and remedies set forth in this Section 4 shall not operate or be deemed (a) to place upon Agent or any Lender any responsibility for the operation, control, care, service, management, maintenance or repair of the Property or (b) make Agent or any Lender the “owner” or “operator” of the Property or a “responsible party” within the meaning of any of the Environmental Laws.

4.4

Agent’s and the Lenders’ Subrogation. Furthermore, Agent and/or any Lender by making any such payment or incurring any such costs shall be subrogated to all rights of each of Indemnitors or, to the extent permitted under applicable law, any other occupant of the Property to seek reimbursement from any other person including, without limitation, any predecessor, owner or occupant of the Property who may be a “responsible party” under any of the Environmental Laws in connection with the presence of Hazardous Substances on or under or which emanated from, the Property.

4.5

Agent/Lender May Stop. Without limiting the generality of the other provisions of this Agreement, any partial exercise by Agent or any Lender of any one or more of the rights and remedies set forth in this Section 4 including, without limitation, any partial undertaking on the part of Agent or any Lender to cure any failure by any of Indemnitors, or of the Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Environmental Laws shall not obligate Agent or any Lender to complete such actions taken or require Agent or any Lender to expend further sums to cure such non-compliance.

5.

Indemnification. At all times, both before and after the repayment of the Loan, Indemnitors hereby jointly and severally agree that they shall at their sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgment, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation, attorneys’ and experts’ fees and disbursements, which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party and arising from or out of:

5.1

Hazardous Substances. Any Hazardous Substances on, in, under or affecting, all or any portion of the Property or any Surrounding Property on or before the date hereof, or which may hereafter affect all or any portion of the Property, whenever discovered in violation of any Environmental Laws; provided that Indemnitors shall have no liability under this Section 5.1 to the extent that such Hazardous Substances are placed on or first introduced to the Property subsequent to the date that Borrower’s interest and possession of the Property or such portion thereof shall have fully terminated by power of sale, foreclosure of the Mortgage or acceptance of a deed in lieu thereof;

5.2

Environmental Laws. The violation of any Environmental Law by Indemnitors, or with respect to the Property or any Surrounding Property which affects the Property, existing on or before the date hereof or which may so exist in the future, whenever discovered; provided that Indemnitors shall have no liability under this Section 5.2 to the extent that such Hazardous Substances or other circumstances that are the subject of such violation of Environmental Law are placed on or first introduced to the Property subsequent to the date that Borrower’s interest and possession of the Property or such portion thereof shall have fully terminated by power of sale, foreclosure of the Mortgage or acceptance of a deed in lieu thereof;

5.3

Breach of Warranty, Representation or Covenant. Any breach of warranty or representation or covenant made by any Indemnitor under or pursuant to this Agreement; and

5.4

General. The enforcement of this Agreement or the assertion by any Indemnitor of any defense to the obligations of an Indemnitor hereunder, whether any of such matters arise before or after foreclosure of the Mortgage or other taking of title to or possession of all or any portion of the Property by Agent or any other Indemnified Party, and specifically including therein, without limitation, the following: (i) costs incurred for any of the matters set forth in Section 4 of this Agreement; and (ii) costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Laws relating to the Property and any remedial action taken on account thereof including, without limitation, the costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

6.

Right to Contest. Any Indemnitor, may contest in good faith any claim, demand, levy or assessment under any Environmental Laws, including, but not limited to, any claim with respect to Hazardous Substances, by any person or entity if:

6.1

Material Question In Good Faith. The contest is based upon a material question of law or fact raised by Indemnitor in good faith;

6.2

Diligent Pursuit. Indemnitor properly commences and thereafter diligently pursues the contest;

6.3

No Impairment. The contest will not materially impair the taking of any required remedial action with respect to such claim, demand, levy or assessment;

6.4

Adequate Resources. Indemnitor, demonstrates to Agent’s reasonable satisfaction that Indemnitor, has the financial capability to undertake and pay for such contest and any remedial action then or thereafter necessary;

6.5

Resolve by Maturity. There is no reason to believe that the contest will not be resolved prior to the Maturity Date; and

6.6

No Event of Default. No Event of Default exists under the Loan Documents.

7.

Waivers. Indemnitors each hereby waive and relinquish to the fullest extent now or hereafter not prohibited by applicable law:

7.1

Suretyship Defenses. All suretyship defenses and defenses in the nature thereof;

7.2

Marshalling. Any right or claim of right to cause a marshalling of Indemnitor’s assets or of any security or to cause Agent to proceed against any of the Collateral for the Loan before proceeding under this Agreement against any Indemnitor, or to require Agent to proceed against Indemnitors in any particular order;

7.3

Contribution. Until ninety-one (91) days after the payment and satisfaction in full of all Obligations (other than surviving indemnity obligations as to which no claim is then pending), all rights and remedies against any other Indemnitor, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any express or implied agreement, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties.

7.4

Notice. Notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default or other proof or notice of demand whereby to charge Indemnitors therefor;

7.5

Statute of Limitations. The pleading of any statute of limitations as a defense to such Indemnitor’s obligations hereunder; and

7.6

Jury Trial. The right to a trial by jury in any matter related to this Environmental Indemnity.

EACH INDEMNITOR, AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN-CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTIES; THIS WAIVER BEING A MATERIAL INDUCEMENT FOR AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND TO MAKE THE LOAN;

8.

Cumulative Rights. Agent’s rights under this Agreement shall be in addition to and not in limitation of all of the rights and remedies of Agent under the other Loan Documents. All rights and remedies of Agent shall be cumulative and may be exercised in such manner and combination as Agent may determine.

9.

No Impairment. The liability of Indemnitors hereunder shall in no way be limited or impaired by, and each Indemnitor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Agent and the Lenders by any Indemnitor. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by:

9.1

Extensions. Any extensions of time for performance required by any of the Loan Documents;

9.2

Amendments. Any amendment to or modification of any of the Loan Documents;

9.3

Transfer. Any sale or assignment of the Loan, or any sale, assignment or foreclosure of the Note or Mortgage or any sale, transfer or all or part of the Property;

9.4

Exculpatory Language. Any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents limiting Agent’s or any Lenders’ recourse to the Property encumbered by the Mortgage or to any other property or limiting Agent’s or any Lenders’ rights to a deficiency judgment against Borrower or any other party;

9.5

Inaccuracies. The accuracy or inaccuracy of any of the representations or warranties made by or on behalf of any Indemnitor under the Loan Documents or otherwise;

9.6

Release. The release of any Indemnitor, or of any other person or entity from performance or observance of any of the agreements, covenants, terms of conditions contained in any of the Loan Documents by operation of law, Agent’s or any Lenders’ voluntary act, or otherwise;

9.7

Bankruptcy or Reorganization. The filing of any bankruptcy or reorganization proceeding by or against any Indemnitor, any general partner of any Borrower, or any subsequent owner of the Property;

9.8

Substitution. The release or substitution in whole or part of any collateral or security for the Loan;

9.9

Failure To Perfect. Agent’s failure to record the Mortgage or file any UCC financing statements (or Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Loan;

9.10

Release of Parties. The release of any one or more of Indemnitors or any other party now or hereafter liable upon or in respect of this Agreement or the Loan; or

9.11

Invalidity. The invalidity or unenforceability of all or any portions of any of the Loan Documents as to any Indemnitor or to any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower or any Indemnitor or with or without consideration.

10.

Delay Not Waiver. No delay on Agent’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right. No waiver by Agent in any instance shall constitute a waiver in any other instance.

11.

Warranties and Representations. The Indemnitors each represent and warrant to Agent, the same to be true as of the date hereof (which representations and warranties shall survive the closing of the Loan) that except as otherwise disclosed in the Environmental Reports:

11.1

No Hazardous Substances at Property. To Indemnitor’s knowledge, after due inquiry, except for such commercially reasonable amounts used on the Property in the ordinary course of business in compliance with all applicable Environmental Laws, no Hazardous Substances have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Property, whether or not in reportable quantities, or in any manner introduced onto any Property including without limitation any septic, sewage or other waste disposal systems servicing any Property;

11.2

No Violations Claimed Regarding Property or Indemnitors. None of the Indemnitors has received any written notice from any state authority in any state in which any Property is located, the United States Environmental Protection Agency or any other Governmental Authority claiming that (i) any Property or any use thereof violates any of the Environmental Laws or (ii) any of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Laws with respect to any Property or any Surrounding Property;

11.3

No Liability to Governmental Authorities. None of the Indemnitors has incurred any liability to the city or state in which any Property is located, the United States of America or any other governmental authority under any of the Environmental Laws;

11.4

No Lien on Property. No liens against any Property have arisen under or related to any of the Environmental Laws;

11.5

No Enforcement Actions. There are no Environmental Enforcement Actions pending or threatened in writing;

11.6

No Knowledge of Hazardous Substances at Surrounding Property. None of the Indemnitors has any knowledge, after due inquiry, that any Hazardous Substances have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Surrounding Property in violation of or allegedly in violation of any of the Environmental Laws in a manner that affects the Property;

11.7

No Knowledge of Violations Regarding Surrounding Property. No action or order has been instituted or threatened in writing by any person or governmental authority arising out of or in connection with the Environmental Laws involving the assessment, monitoring, cleanup, containment, remediation or removal of or damages caused or alleged lo be caused by any Hazardous Substances generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property;

11.8

No Underground Storage Tanks. To Indemnitor’s knowledge, there are no underground storage tanks on or under any Property;

11.9

No Dangerous Conditions. To Indemnitor’s knowledge, no environmental condition exists on any Property which could cause any damage or injury to such Property, any Surrounding Property or to any person;

11.10

Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of each of the Indemnitors in accordance with the respective terms hereof;

11.11

Entity Matters. That each Indemnitor is a duly organized validly existing entity in good standing under the laws of its organization and has all requisite power and authority to conduct its business and to own its properties as now conducted or owned;

11.12

No Violations. The performance of the obligations evidenced hereby will not constitute a violation of any law, order, regulation, contract, organizational document or agreement to which the Indemnitors or any of them is a party or by which any one or more of them or their property is or may be bound;

11.13

No Litigation. There is no material litigation or administrative proceeding now pending or threatened in writing against the Indemnitors or any of them which if adversely decided could materially impair the ability of any one or more of the Indemnitors to pay or perform their respective obligations hereunder;

11.14

Material Economic Benefit. The granting of the Loan to the Borrowers will constitute a material economic benefit to each Indemnitor.

12.

Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the Indemnitors hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

13.

Notices. Any notice or other communication in connection with this Agreement shall be made in the manner set forth in the Loan Agreement.

14.

No Oral Change. No provision of this Agreement may be changed, waived, discharged, or terminated orally by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

15.

Parties Bound; Benefit. This Agreement shall be binding upon the Indemnitors and their respective successors, assigns, heirs and personal representatives and shall be for the benefit of Agent and the Lenders, and of any subsequent holder of the Loan and of any owner of a participation interest therein. In the event the Loan is sold or transferred, then the liability of the Indemnitors to Agent and the Lenders shall then be in favor of both Agent and the Lenders originally named herein and each subsequent holder of the Loan and any of interest therein.

16.

Joint and Several. The obligations of each of the Indemnitors and their respective successors, assigns, heirs and personal representatives shall be joint and several.

17.

Partial Invalidity. Each of the provisions hereof shall be enforceable against each Indemnitor to the fullest extent now or hereafter permitted by law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

18.

Governing Law and Consent to Jurisdiction. This Agreement and the rights and obligations-of the parties hereunder shall in all respects be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. Notwithstanding the foregoing, for the purpose of defining Hazardous Substances and for the purpose of determining the nature and extent of Environmental Laws and Environmental Laws applicable to the Property, applicable federal law and applicable law of the State in which an applicable Property is located shall govern. The parties further agree that Agent may enforce its rights under this Agreement and the other Loan Documents including, but not limited to, the rights to sue any Indemnitor in accordance with applicable law. The Indemnitors hereby irrevocably submit to the nonexclusive jurisdiction of any New York State or any Federal Court sitting in New York over any suit, action or proceeding arising out of or relating to this Agreement and the Indemnitors hereby agree and consent that in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any action may be made by certified or registered mail, return receipt requested, directed to the Indemnitors at the address indicated the Loan Agreement and service so made shall be completed five (5) days after the same shall have been so mailed.

19.

Survival. The indemnification obligations of Indemnitor under this Agreement shall continue in effect and shall survive (among other events) any payment and satisfaction of the Loan and the Obligations, any termination or discharge of any Mortgage, foreclosure, a deed-in-lieu transaction, or release of any Collateral.

[Remainder of Page Intentionally Blank]

Witness the execution and delivery hereof as of the date first written above.

INDEMNITORS:

MOODY NATIONAL REIT II, INC.,
a Maryland corporation

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

MN REIT II TRS, INC., a Delaware corporation

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

MOODY NATIONAL OPERATING PARTNERSHIP II, LP,
a Delaware limited partnership

By:	Moody National REIT II, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	President

MOODY NATIONAL 1 POLITO LYNDHURST HOLDING, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

[Signature Page to Environmental Indemnity]

MOODY NATIONAL INTERNATIONAL-FORT WORTH HOLDING, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

MN LYNDHURST VENTURE, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

MN FORT WORTH VENTURE, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

[Signature Page to Environmental Indemnity]

EXHIBIT A

LEGAL DESCRIPTIONS

I.        LYNDHURST, NEW JERSEY

ALL that certain lot, parcel or tract of land with buildings and improvements thereon erected, situate and lying in the Township of Lyndhurst, County of Bergen, State of New Jersey, and being more particularly described as follows:

BEGINNING at a point, said point being the following two courses from the point formed by the Intersection of the easterly line of Meadow Road (50 feet wide) If extended, with the southerly line of Rutherford Avenue, also known as the South Service Road for Route No. 3 if extended;

a.

South 38 degrees 37 minutes 29 seconds West, 422.96 feet along the easterly line of Meadow Road (50 feet wide) to a point; thence

b.

South 52 degrees 15 minutes 01 seconds East, 430.01 feet to the point of beginning and running; thence

1.

South 52 degrees 15 minutes 01 seconds East, 30.00 feet to a point; thence

2.

North 37 degrees 50 minutes 42 seconds East, 378.65 feet to a point; thence

3.

South 52 degrees 09 minutes 18 seconds East, 25.00 feet to a point on a curve; thence

4.

Easterly along a curve to the right having a radius of 25.00 feet for an arc length of 40.19 feet to a point of tangency on the southerly line of Rutherford Avenue: thence

5.

South 50 degrees 03 minutes 18 seconds East, 140.44 feet along the southerly line of Rutherford Avenue to a point of curvature; thence

6.

Southerly along a curve to the right having a radius of 35.00 feet for an arc length of 53.70 feet to a point of tangency on the westerly line of Polito Avenue (70 feet wide); thence

7.

South 37 degrees 50 minutes 42 seconds West, 541.56 feet along the westerly line of Polito Avenue (70 feet wide) to a point; thence

8.

North 52 degrees 09 minutes 18 seconds West, 254.98 feet to a point; thence

9.

North 37 degrees 50 minutes 42 seconds East, 178.00 feet to the point and place of BEGINNING.

Together with and subject to the private right of way and easements for pedestrians and vehicles created by Easement Agreement recorded in Deed Book 3330 Page 283 as modified by Deed Book 4715 Page 183 and Deed Book 4861 Page 109.

Together with and subject to the utility easement created in that Boundary Line Agreement dated April 6, 1951 by and between Holman Holding Company and Reinauer Holding Corporation recorded May 10, 1951 in Deed Book 3200 Page 665.

Together with and subject to the easements created in that Parking Deck Reciprocal Easements and Operating Reciprocal Maintenance and Restrictive Covenants Agreement dated November 16, 1988 by and among Clear Meadow Associates, Hartz-Clear Meadow Limited Partnership, and MAM Associates, recorded November 17, 1968 in Deed Book 7247 Page 867 and Memorandum of Participation Agreement recorded in Deed Book 7247 Page 979 and that Supplemental Parking Deck Easements and Operating, Reciprocal Maintenance and Restrictive Covenants Agreement dated March 21, 1990 by the same parties recorded June 5, 1990 in Deed Book 7374 Page 051; and further modified in the Modification of Parking Deck Reciprocal Easements and Operating Reciprocal Maintenance and Restrictive Covenants Agreement dated March 21, 1990 by the same parties recorded June 5, 1990 in Deed Book 7374 Page 121.

Common address:	1 Polito Avenue, Lyndhurst, New Jersey
Tax ID:	Lot 3.01 in Block 226 on the Tax Map of the Township of Lyndhurst, County of Bergen, State of New Jersey.

Exhibit A-1

II.        FORT WORTH, TEXAS

TRACT I:

BEING A TRACT 2.1799 ACRE (94,958 SQUARE FEET) OF LAND SITUATED IN THE B.B.B. & C. RR. SURVEY, ABSTRACT NO. 217, AND BEING ALL OF LOT 3, BLOCK G, OF OVERTON WEST ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, AS RECORDED IN CABINET A, SLIDE 3793, PLAT RECORDS, TARRANT COUNTY, TEXAS, AND BEING THE SAME TRACT OF LAND CONVEYED TO RUBY FT. WORTH SOUTHWEST LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, BY DEED RECORDED IN COUNTY CLERK’S FILE NO. D205354773, REAL PROPERTY RECORDS, TARRANT COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS (BEARING BASIS IS THE NORTHEAST RIGHT-OF-WAY LINE OF STATE HIGHWAY 183 BEING NORTH 64 DEGREES 38 MINUTES 00 SECONDS WEST):

BEGINNING AT A 1/2 INCH IRON ROD FOUND WITH CAP FOR CORNER AT THE INTERSECTION OF THE NORTHWEST RIGHT-OF-WAY LINE OF INTERNATIONAL PLAZA (100 FOOT RIGHT-OF-WAY) AND THE NORTHEAST RIGHT-OF-WAY LINE OF STATE HIGHWAY 183 ACCESS ROAD (VARIABLE WIDTH RIGHT-OF-WAY), SAID CORNER ALSO BEING THE SOUTH CORNER OF SAID LOT 3;

THENCE NORTH 64 DEGREES 38 MINUTES 00 SECONDS WEST, ALONG SAID NORTHEAST RIGHT-OF-WAY LINE OF STATE HIGHWAY 183 ACCESS ROAD, A DISTANCE OF 284.84 FEET TO A 1/2 INCH IRON ROD WITH CAP FOUND FOR CORNER, SAID CORNER BEING THE SOUTH CORNER OF LOT 4, BLOCK G OF OVERTON WEST ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, AS RECORDED IN CABINET A, SLIDE 5578, PLAT RECORDS, TARRANT COUNTY, TEXAS;

THENCE NORTH 25 DEGREES 22 MINUTES 36 SECONDS EAST, PASSING AT A DISTANCE OF 228.59 FEET THE EAST CORNER OF SAID LOT 4 AND THE SOUTH CORNER OF A TRACT OF LAND CONVEYED TO OVERTON GREEN PROPERTY OWNER, BY DEED RECORDED IN INSTRUMENT NO. 201202101793, DEED RECORDS, TARRANT COUNTY, TEXAS, AND CONTINUING A TOTAL DISTANCE OF 387.80 FEET TO A 1/2 INCH IRON ROD FOUND WITH CAP FOR CORNER, SAID CORNER LYING IN THE SOUTHWEST LINE OF LOT 1A, BLOCK G OF OVERTON WEST ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, AS RECORDED IN VOLUME 388/121, PAGE 88, PLAT RECORDS, TARRANT COUNTY, TEXAS, SAID CORNER ALSO LYING IN A CURVE TO THE LEFT HAVING A DELTA ANGLE OF 12 DEGREES 56 MINUTES 39 SECONDS, A RADIUS OF 1,423.27 FEET AND A CHORD THAT BEARS SOUTH 44 DEGREES 53 MINUTES 33 SECONDS EAST, A CHORD LENGTH OF 320.86 FEET;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC LENGTH OF 321.54 FEET TO A 1/2 INCH IRON ROD FOUND WITH CAP FOR CORNER, SAID CORNER BEING THE SOUTH CORNER OF SAID LOT 1A AND LYING IN SAID NORTHWEST RIGHT-OF-WAY LINE OF INTERNATIONAL PLAZA (100 FOOT RIGHT-OF-WAY);

Exhibit A-2

THENCE SOUTH 36 DEGREES 43 MINUTES 00 SECONDS WEST, ALONG SAID NORTHWEST RIGHT-OF-WAY LINE OF INTERNATIONAL PLAZA, A DISTANCE OF 10.00 FEET TO A 1/2 INCH IRON ROD FOUND WITH CAP FOR CORNER AT THE BEGINNING OF A CURVE TO THE LEFT HAVING A DELTA ANGLE OF 11 DEGREES 24 MINUTES 51 SECONDS, A RADIUS OF 804.74 FEET, AND A CHORD THAT BEARS SOUTH 30 DEGREES 50 MINUTES 20 SECONDS WEST, A CHORD LENGTH OF 160.05 FEET;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC LENGTH OF 160.31 FEET TO A SET 5/8 INCH CAPPED IRON ROD STAMPED “SOUTH TEXAS SURVEYING”;

THENCE SOUTH 25 DEGREES 22 MINUTES 00 SECONDS WEST, ALONG SAID NORTHWEST RIGHT-OF-WAY LINE OF INTERNATIONAL PLAZA, A DISTANCE OF 110.30 FEET TO THE POINT OF BEGINNING AND CONTAINING 94,958 SQUARE FEET OR 2.1799 ACRES OF LAND, MORE OR LESS.

TRACT 2:

EASEMENT ESTATE AS CREATED AND DEFINED IN DEVELOPMENT RESTRICTIONS AND EASEMENT AGREEMENT EXECUTED BY AND BETWEEN CMD REALTY INVESTMENTS FUND II, L.P., AN ILLINOIS LIMITED PARTNERSHIP AND RFS PARTNERSHIP, L.P., A TENNESSEE LIMITED PARTNERSHIP, DATED OCTOBER 15, 1997, FILED OCTOBER 15, 1997, RECORDED IN/UNDER VOLUME 12944, PAGE 123 OF THE REAL PROPERTY RECORDS OF TARRANT COUNTY, TEXAS.

Common Address:	4200 International Plaza, Fort Worth, Texas
Tax Parcel No.:	07060130
Exhibit A-3

EXHIBIT B

ENVIRONMENTAL REPORTS

1.

Phase I Environmental Site Assessment dated July 31, 2014 prepared by EBI Consulting as EBI Project No. 11144661 for the property commonly known as 1 Polito Avenue, Lyndhurst, New Jersey.

2.

Phase I Environmental Site Assessment dated September 1, 2015 prepared by EBI Consulting as EBI Project No. 1115006153 for the property commonly known as 4200 International Plaza, Fort Worth, Texas.

Exhibit B